UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
(Rule 14a-101)

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PLC Systems Inc.
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PLC SYSTEMS INC.
10 FORGE PARK
FRANKLIN, MA 02038

NOTICE OF 2009 ANNUAL MEETING OF SHAREHOLDERS
TO BE HELD ON JUNE 4, 2009

Dear PLC Systems Inc. Shareholders:

NOTICE IS HEREBY GIVEN that an annual meeting of shareholders of PLC Systems Inc. will be held at our offices located at 10 Forge Park, Franklin, MA 02038, on Thursday, June 4, 2009, at 10:00 a.m., Eastern time, for the purpose of considering and acting upon the following:

1.               To elect Edward H. Pendergast and Benjamin L. Holmes to serve as Class II directors;

2.               To approve the selection by the audit committee of our board of directors of Caturano and Company, P.C. (formerly known as Vitale, Caturano & Company, P.C.) as our registered public accounting firm for the fiscal year ending December 31, 2009 and to authorize the audit committee to fix the remuneration to be paid to Caturano and Company, P.C.; and

3.               To transact any other business that may properly be brought before the meeting or any adjournment thereof.

Our board of directors has fixed the close of business on April 6, 2009 as the record date to determine the shareholders of PLC Systems Inc. who are entitled to receive notice of, and to vote at, the meeting or any adjournment of the meeting.  Each holder of shares of our common stock on the record date will be entitled to one vote per share of common stock held on each matter properly brought before the meeting.  Our stock transfer books will remain open for the purchase and sale of our common stock.

The accompanying proxy statement summarizes the items to be voted upon.  We encourage you to read the proxy statement in its entirety.

By Order of the Board of Directors,

Edward H. Pendergast
Chairman of the Board

Franklin, MA

April 16, 2009

WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING, PLEASE COMPLETE, DATE AND SIGN THE ENCLOSED PROXY CARD AND PROMPTLY MAIL IT IN THE ENCLOSED ENVELOPE IN ORDER TO ASSURE REPRESENTATION OF YOUR SHARES AT THE MEETING.  NO POSTAGE NEED BE AFFIXED IF THE PROXY CARD IS MAILED IN THE UNITED STATES.

PLC SYSTEMS INC.
10 FORGE PARK
FRANKLIN, MA 02038

PROXY STATEMENT

This proxy statement is furnished in connection with the solicitation of proxies by the board of directors and management of PLC Systems Inc. (which is referred to herein as PLC, we or us) for use at our annual meeting of shareholders (which we refer to as the meeting) to be held on Thursday, June 4, 2009, at 10:00 a.m., Eastern time, at our offices located at 10 Forge Park, Franklin, MA 02038, and at any adjournment of the meeting.

A notice of Internet availability of proxy materials related to the meeting is being mailed to shareholders on or about April 22, 2009.

A copy of our Annual Report on Form 10-K for the year ended December 31, 2008, as filed with the Securities and Exchange Commission, or SEC, except for exhibits, will be furnished without charge to any shareholder upon written or oral request to: PLC Systems Inc., Attention: James G. Thomasch, 10 Forge Park, Franklin, MA 02038, telephone: (508) 541-8800. Exhibits will be provided upon request and payment of an appropriate processing fee.

You should rely only on the information contained in this proxy statement in deciding how to vote. No one has been authorized to provide you with information that is different from that contained in this proxy statement. This proxy statement is dated April 16, 2009. You should not assume that the information contained in this proxy statement is accurate as of any date other than that date.

This proxy statement does not constitute an offer to sell, or a solicitation of an offer to buy, any securities, or a solicitation of a proxy, in any jurisdiction to or from any person to whom it is unlawful to make any such offer or solicitation in such jurisdiction.

Proxies

All proxies will be voted in accordance with the instructions contained therein, and if no choice is specified, the proxies will be voted in favor of the matters set forth in the accompanying Notice of Annual Meeting of Shareholders. Any proxy may be revoked by a shareholder of record at any time before it is exercised by delivering to our Secretary a duly executed proxy bearing a later date than the proxy being revoked or by voting in person at the meeting. Attendance at the meeting will not itself be deemed to revoke a proxy unless the shareholder of record gives affirmative notice at the meeting that the shareholder intends to revoke the proxy and vote in person.

Each shareholder may appoint an individual other than the individuals named in the enclosed proxy card as his or her proxy to attend and act on the shareholder’s behalf at the meeting by crossing out the names of the proxies that are currently listed and inserting the name of the replacement proxy in the blank space provided on the enclosed proxy card or by executing a proxy card similar to the enclosed form.

Voting Securities and Votes Required

On April 6, 2009, the record date for the determination of shareholders entitled to notice of and to vote at the meeting, there were outstanding and entitled to vote an aggregate of 30,351,092 shares of our common stock, no par value per share. Each share of common stock is entitled to one vote. Notice of the record date, as required by the Business Corporations Act of the Yukon Territory, which we refer to as Yukon law, was published in the Whitehorse Star newspaper on March 23, 2009.

Under our by-laws, two shareholders, or proxyholders representing two shareholders, holding not less than 10% of the outstanding shares of our common stock entitled to vote at the meeting shall constitute a quorum with respect to that matter at the meeting. Shareholders of common stock present in person or represented by proxy (including “broker non-votes” and shareholders who abstain or do not vote with respect to one or more of the matters presented for shareholder approval) will be counted for purposes of determining whether a quorum is present. “Broker non-votes” are shares that are held in “street name” by a bank or brokerage firm that indicates on its proxy that it does not have discretionary authority to vote on a particular matter.

The affirmative vote of the holders of a majority of the shares of common stock voting on the matter is required for the election of directors and the approval of the selection of Caturano and Company, P.C. as our registered public accounting firm for the fiscal year ending December 31, 2009.

Shares that abstain from voting on a particular matter or shares that are “broker non-votes” will not be voted in favor of any particular matter described in this proxy statement and will also not be counted as votes cast or shares voting on such matter.  As a result, abstentions and “broker non-votes” will have no effect on the voting on each matter described in this proxy statement.

PROPOSAL 1

ELECTION OF DIRECTORS

Our board of directors currently consists of seven persons, divided into three classes serving staggered terms of three years. Currently there are two directors in Class I (whose terms expire at the 2010 Annual Meeting of Shareholders), three directors in Class II (whose terms expire at this meeting) and two directors in Class III (whose terms expire at the 2011 Annual Meeting of Shareholders). Two Class II directors are to be elected at the meeting. A third Class II director, Alan H. Magazine, will not be standing for election at this meeting. If elected, each of Edward H. Pendergast and Benjamin L. Holmes will hold office until the 2012 Annual Meeting of Shareholders or until his successor has been duly elected and qualified.

In the event that any nominee for Class II director becomes unavailable or declines to serve as a director at the time of the meeting, the proxy holders will vote the proxies in their discretion for any nominee who is designated by the current board of directors to fill the vacancy. It is not expected that any of the nominees will be unavailable to serve.

Set forth below is the name of each member of the board of directors following the meeting (including the nominees for election as Class II directors), his age, the date of the commencement of his term as a director, the positions and offices held by him, the class of director in which he currently serves, the expiration of his term as a director, his principal occupation and business experience during at least the past five years and the names of other publicly-held companies of which he currently serves as a director.

Information with respect to the number of shares of common stock beneficially owned by each director, directly or indirectly, as of April 6, 2009, appears below under the heading “Security Ownership of Certain Beneficial Owners and Management.”

Name	Age	Date First Became a Director	Position	Class	Expiration of Term at Annual Meeting

Edward H. Pendergast	75	09/24/92	Chairman of the Board	II	2009
Kevin J. Dunn	56	09/24/99	Director	III	2011
Benjamin L. Holmes	74	05/24/00	Director	II	2009
Brent Norton, M.D.	48	06/10/94	Director	III	2011
Robert I. Rudko, Ph.D.	66	04/14/92	Director and Chief Scientific Officer	I	2010
Mark R. Tauscher	56	12/17/99	Director, President and Chief Executive Officer	I	2010

Edward H. Pendergast has served as Chairman of the Board since October 1998 and as a director since September 1992. Mr. Pendergast also served as PLC’s interim President and Chief Executive Officer from September 1999 to December 1999 and Lead Outside Director from March 1995 to October 1998. In addition, Mr. Pendergast served as a director of PLC Medical Systems, Inc., a wholly owned subsidiary of PLC, from its incorporation in 1989 until 1991. Since June 1989, Mr. Pendergast has served as the President of Pendergast & Company, a privately-held management consulting firm. He also currently serves on the board of directors of several private companies.  Mr. Pendergast received his M.S. degree in Taxation and his B.S. degree in Accounting from Bentley College. Mr. Pendergast is a certified public accountant.

Kevin J. Dunn has served as a director of PLC since September 1999.  Since April 2009, Mr. Dunn has served as CEO of Dunn & Partners, LLC, an investment banking firm.  From January 2006 to April 2009, Mr. Dunn served as Vice Chairman,  President and Chief Executive Officer of the U.S. operations of Canaccord Adams Inc., an investment banking firm.  From January 2005 to January 2006, Mr. Dunn served as President and Chief Executive Officer of Adams Harkness, an investment banking firm.  From September 2002 to January 2005, Mr. Dunn served as Managing Director of Adams Harkness. From June 1999 to June 2002, Mr. Dunn served as Senior Managing Director of SunTrust Robinson Humphrey. From 1984 to June 1999, Mr. Dunn served as Executive Vice President of Tucker Anthony Inc. Mr. Dunn received his M.B.A. degree from the University of Chicago Graduate School of Business and his B.A. degree from Harvard College.

Benjamin L. Holmes has served as a director of PLC since May 2000. Since December 1994, Mr. Holmes has served as President of The Holmes Company, a consulting firm that specializes in healthcare, specifically in the medical device industry. From 1985 to 1994, he served as General Manager and Vice President of Hewlett-Packard Medical Products Group. Currently, Mr. Holmes serves as a director of the UCLA Foundation and St. Luke’s Wood River Medical Foundation.  Mr. Holmes received his M.B.A. degree from the University of Southern California and his B.S. degree in Applied Physics from the University of California Los Angeles.

Brent Norton, M.D. has served as a director of PLC since June 1994. Since 1992, Dr. Norton has served as President, Chief Executive Officer and a director of PreMD Inc. (formerly IMI International Medical Innovations Inc.), a publicly-traded predictive medicine company.  He is also a director of Novadaq Technologies Inc., a publicly-traded medical device company, which is the parent company of the exclusive U.S. distributor of our transmyocardial revascularization, or TMR, products and our largest customer. Dr. Norton completed his medical training at McGill University and conducted post-graduate work in biomedical engineering at Ecole Polytechnique at the University of Montreal. Dr. Norton received his M.B.A. degree from the Ivey School of Business, University of Western Ontario.

Robert I. Rudko, Ph.D. has served as a director of PLC since 1992 and as Chief Scientific Officer since October 1993. He also served as acting Chief Executive Officer from February 1997 to August 1997. In addition, Dr. Rudko served as Chairman of the Board from April 1992 to October 1998 and as President from April 1992 to October 1993. Dr. Rudko founded Laser Engineering, Inc., the predecessor to PLC Medical Systems, Inc., in 1981 and served as President from 1981 to October 1993. Prior to 1981, Dr. Rudko spent 14 years at Raytheon Corp. doing laser research. Dr. Rudko received his Ph.D. degree in Electrical Engineering from Cornell University.

Mark R. Tauscher has served as President, Chief Executive Officer and a director of PLC since December 1999. Mr. Tauscher has also served as President, Chief Executive Officer and a director of PLC Medical Systems, Inc. since January 2001. Prior to joining PLC, from November 1998 to December 1999, Mr. Tauscher served as Executive Vice President of Sales and Marketing at Quinton Instrument Company, a developer, manufacturer and marketer of cardiology products, medical devices and fitness equipment. From November 1996 to November 1998, Mr. Tauscher served as Division President of Marquette Medical Systems, Medical Supplies. From May 1994 to November 1996, Mr. Tauscher served as General Manager of Hewlett-Packard, Medical Supplies. Mr. Tauscher received his B.S. degree from Southern Illinois University.

Executive Officers

Kenneth J. Luppi, age 48, has served as Vice President of Operations of PLC Medical Systems, Inc. since September 1997.  Mr. Luppi served as Acting Vice President of Operations from May 1997 to September 1997.  Mr. Luppi was hired in August 1993 as PLC Medical Systems, Inc.’s Director of Service Operations.  Prior to joining PLC Medical Systems, Inc., Mr. Luppi was employed as National Service Manager of Candela Laser Corporation, a medical laser company.  Mr. Luppi received his B.S. degree in Biomedical Engineering from Boston University.

Vincent C. Puglisi, age 60, has served as Managing Director, International of PLC Medical Systems, Inc. since June 1998.  Mr. Puglisi served as Vice President, Corporate Sales from December 1997 to June 1998.  From January 1984 to June 1997, Mr. Puglisi was CEO and founder of Medrep Corp., a medical device sales and marketing consulting firm.  From July 1981 to November 1983, Mr. Puglisi served as Vice President, Sales and Marketing for Professional Disposables, Inc., a manufacturer of medical products.  From September 1975 to June 1981, Mr. Puglisi held several sales and management positions with the American Hospital Supply Corporation.  From June 1970 to August 1975, Mr. Puglisi served as an Officer in the U.S. Air Force with an honorable discharge at the rank of Captain.  Mr. Puglisi graduated from the U.S. Air Force Academy with a B.S. degree.

Mark R. Tauscher, see biography above.

James G. Thomasch, age 49, has served as Senior Vice President of Finance and Administration, Chief Financial Officer and Treasurer of PLC since November 1999. In addition, Mr. Thomasch has served as Chief Financial Officer, Treasurer, Secretary and a director of PLC Medical Systems, Inc., since January 2001. From May 1996 to March 1999, Mr. Thomasch served as Division President and Chief Operating Officer of XRE Corporation, a subsidiary of Trex Medical Corporation, a medical device company. From October 1989 to May 1996, Mr. Thomasch served as Chief Financial Officer for both

XRE Corporation and Angiographic Devices Corporation, a medical device company and affiliate of XRE Corporation. Mr. Thomasch received his B.S. degree in Management with an Accounting Concentration from The Carroll School of Management of Boston College. Mr. Thomasch is a certified public accountant.

Each executive officer serves at the discretion of the board of directors and holds office until his successor is elected and qualified or until his earlier resignation or removal. There are no family relationships among any of our directors or executive officers.

Each person who has served as a director or executive officer during the fiscal year ended December 31, 2008 has no substantial interest, direct or indirect, in any matter to be acted upon at the meeting, other than the election of the Class II directors.

Corporate Governance

Our board of directors believes that good corporate governance is important to ensure that our company is managed for the long-term benefit of our shareholders.  This section describes key practices that our board of directors has adopted.

Board Determination of Independence

Our common stock is currently quoted on the OTC Bulletin Board, or the OTCBB, and the Pink Sheets.  Since neither the OTCBB nor the Pink Sheets has its own rules for director independence, we use the definition of independence as established by the NYSE Alternext Market (formerly the American Stock Exchange).  Under applicable NYSE Alternext rules, a director will only qualify as an “independent director” if, in the opinion of our board of directors, that person does not have a relationship which would interfere with the exercise of independent judgment in carrying out the responsibilities of a director. Our board of directors has determined that none of Messrs. Dunn, Holmes and Pendergast and Dr. Norton has a relationship which would interfere with the exercise of independent judgment in carrying out the responsibilities of a director and that each of these directors is an “independent director” as defined by NYSE Alternext rules.

Board Meetings and Attendance

Our board of directors held eight meetings during the fiscal year ended December 31, 2008. Each director attended at least 75% of the meetings of the board of directors and of the committees on which he served. We do not have a policy regarding director attendance at our annual meetings, although all of our directors attended the 2008 Annual Meeting of Shareholders.

Board Committees

Our board of directors has established four standing committees—audit, compensation, nominating and corporate governance and executive. Each of the audit, compensation and nominating and corporate governance committees operate under a charter that has been approved by the board of directors. Current copies of these charters are posted on the Corporate Governance section of our website at http://www.plcmed.com.

Our board of directors has determined that all of the members of the audit, compensation and nominating and corporate governance committees are independent as defined under NYSE Alternext rules, including, in the case of all members of the audit committee, the independence requirements contemplated by Rule 10A-3 under the Securities Exchange Act of 1934, as amended, or the Exchange Act.

Audit Committee

Our audit committee’s responsibilities include:

•                  appointing, approving the compensation of, and assessing the independence of our registered public accounting firm;

•                  overseeing the work of our registered public accounting firm, including through the receipt and consideration of certain reports from such firm;

•                  reviewing and discussing with management and our registered public accounting firm our annual and quarterly financial statements and related disclosures;

•                  monitoring our internal control over financial reporting, disclosure controls and procedures and code of business conduct and ethics;

•                  overseeing our internal audit function;

•                  discussing our risk management policies;

•                  establishing policies regarding hiring employees from our registered public accounting firm and procedures for the receipt and retention of accounting related complaints and concerns;

•                  pre-approving all audit and non-audit services to be provided by our registered public accounting firm; and

•                  preparing the audit committee report required by SEC rules (which is included in this proxy statement).

The members of our audit committee are Messrs. Dunn (chairman) and Pendergast and Dr. Norton.  The board of directors has determined that Mr. Pendergast is an “audit committee financial expert” as defined by applicable SEC rules.  The audit committee met six times during 2008.

Compensation Committee

Our compensation committee’s responsibilities include:

•                  annually reviewing and approving corporate goals and objectives relevant to the compensation of our chief executive officer;

•                  determining the compensation of our chief executive officer;

•                  reviewing and approving, or making recommendations to the board of directors with respect to, the compensation of our other executive officers;

•                  overseeing and administering our equity incentive plans; and

•                  reviewing and making recommendations to the board of directors with respect to director compensation.

Annually, corporate goals and objectives deemed to be appropriate for the upcoming calendar year, as well as proposed compensation adjustments, if any, for the executive officers are proposed by our chief executive officer to the compensation committee. These goals and salary recommendations are reviewed, revised as necessary and then approved, first by the compensation committee and then by the entire board of directors. The compensation committee also annually reviews and approves director compensation changes, if any, subject to ratification by the board of directors.

To assist the compensation committee in discharging its responsibilities, the committee has retained Insight Performance Improvement, Inc., which we refer to as Insight, an independent human resources consulting firm, to assist in developing and implementing our executive compensation program.  Insight provides comparative market data on compensation practices and programs based on an analysis of comparable peer companies.  Insight also advises the compensation committee when assessing base salaries and bonus levels for executive officers.

To the extent permitted by applicable law and our 2005 Stock Incentive Plan, as amended, which we refer to as the 2005 Plan, our compensation committee may delegate to one or more of our executive officers the power to grant stock options to non-executive employees of PLC or any of our subsidiaries and to exercise such other powers under the 2005 Plan as the compensation committee may determine.  Pursuant to such authority, the compensation committee has delegated to our chief executive officer certain powers to grant stock options to non-executive new hires.

The members of our compensation committee are Messrs. Holmes (chairman) and Magazine and Dr. Norton. The compensation committee met four times during 2008.  Mr. Magazine’s term on the compensation committee will end at the meeting.

Nominating and Corporate Governance Committee

Our nominating and corporate governance committee’s responsibilities include:

•                  identifying individuals qualified to become members of the board of directors;

•                  recommending to the board of directors the persons to be nominated for election as directors and to each of the committees of the board of directors;

•                  reviewing and making recommendations to the board of directors with respect to management succession planning; and

•                  developing and recommending to the board of directors corporate governance principles.

The members of our nominating and corporate governance committee are Messrs. Pendergast (chairman), Dunn and Holmes. The nominating and corporate governance committee met two times during 2008.

Executive Committee

Our executive committee considers corporate and other matters that arise between meetings of the board of directors, as necessary. The members of our executive committee are Messrs. Pendergast, Dunn and Tauscher. The executive committee did not meet during 2008.

Director Nomination Process

The process followed by our nominating and corporate governance committee to identify and evaluate director candidates includes requests to members of our board of directors and others for recommendations, meetings from time to time to evaluate biographical information and background material relating to potential candidates and interviews of selected candidates by members of the nominating and corporate governance committee and the board of directors.

In considering whether to recommend any particular candidate for inclusion in the slate of recommended director nominees, our nominating and corporate governance committee considers the following criteria:

•                  integrity;

•                  business acumen;

•                  knowledge of our business and industry;

•                  experience;

•                  diligence;

•                  conflicts of interest; and

•                  the ability to act in the interests of all shareholders.

The nominating and corporate governance committee does not assign specific weights to particular criteria and no particular criterion is a prerequisite for each prospective nominee. Our board of directors believes that the backgrounds and qualifications of our directors, considered as a group, should provide a composite mix of experience, knowledge and abilities that will allow it to fulfill its responsibilities.

Our nominating and corporate governance committee does not have a formal policy with regard to the consideration of director candidates recommended by shareholders. The board of directors does not feel a formal policy is necessary, as the nominating and corporate governance committee does consider director nominees recommended by shareholders. The names of any nominees should be addressed to the Nominating and Corporate Governance Committee, c/o Secretary, PLC Systems Inc., 10 Forge Park, Franklin, MA 02038.  No shareholder has submitted names of director nominees for consideration at the meeting.

Communicating with the Independent Directors

Our board of directors will give appropriate attention to written communications that are submitted by shareholders, and will respond if and as appropriate. The chairman of the board, with the assistance of our chief financial officer, is primarily responsible for monitoring communications from shareholders and for providing copies or summaries to the other directors as he considers appropriate.  In general, communications relating to corporate governance and corporate strategy are more likely to be forwarded than communications relating to ordinary business affairs, personal grievances and matters as to which we receive repetitive or duplicative communications.

Shareholders who wish to send communications on any topic to the board of directors should address such communications to Board of Directors, c/o Secretary, PLC Systems Inc., 10 Forge Park, Franklin, MA 02038.

Compensation of Directors

The compensation committee of our board of directors evaluates the compensation levels for all of our non-employee directors on an annual basis. Factors that the compensation committee considers in determining the appropriate level of compensation include, but are not limited to, the compensation paid to the directors of our competitor in the TMR market and the compensation paid to directors of other companies of a similar size in all industries, as determined by relative sales levels. The compensation committee makes a recommendation to the board of directors as to any proposed adjustments to director compensation and the board of directors votes as to whether to approve those recommendations.

The following table sets forth information with respect to the compensation, exclusive of reimbursed out-of-pocket expenses, received by our directors for their service during the fiscal year ended December 31, 2008:

DIRECTOR COMPENSATION

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)	Option Awards ($) (1) (2)		Non-Equity Incentive Plan Compensation ($)	Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Total ($)
(a)	(b)	(c)	(d)		(e)	(f)	(g)	(h)
Kevin J. Dunn	16,000	—	3,300	(3)	—	—	—	19,300

Benjamin L. Holmes	16,000	—	3,300	(3)	—	—	—	19,300

Alan H. Magazine	12,000	—	3,300	(3)	—	—	—	15,300

Brent Norton, M.D.	14,000	—	3,300	(3)	—	—	—	17,300

Edward H. Pendergast	24,000	—	6,600	(4)	—	—	—	30,600

Robert I. Rudko, Ph.D. (5)	—	—	—		—	—	—	—

Mark R. Tauscher (5)	—	—	—		—	—	—	—

(1)          The high and low trading prices of our common stock on the American Stock Exchange during the 30-day period prior to June 18, 2008, the date of grant, were $0.40 and $0.35.

(2)          Amounts calculated utilizing the provisions of Statement of Financial Accounting Standards No. 123 (revised 2004), “Share-based Payment,” which we refer to as SFAS No. 123R.  See Note 6 to our consolidated financial statements for the year ended December 31, 2008, which are contained in our

Annual Report on Form 10-K for the fiscal year ended December 31, 2008 as filed with the SEC, regarding assumptions underlying the valuation of our equity awards.

(3)          As of December 31, 2008, each of Messrs. Dunn, Holmes and Magazine and Dr. Norton held options to purchase an aggregate of 125,000 shares of our common stock.

(4)          As of December 31, 2008, Mr. Pendergast held options to purchase an aggregate of 295,000 shares of our common stock.

(5)          As employee directors, Mr. Tauscher and Dr. Rudko are not eligible to receive either compensation or an annual stock grant for service in their capacity as directors. Compensation received by Mr. Tauscher for his service as an employee is discussed below under the heading “Executive Compensation.”

Each of our non-employee directors (other than the chairman of the board) receives $12,000 per year and the chairman of the board receives $24,000 per year, paid in quarterly installments. In addition, non-employee directors (other than the chairman of the board) who serve as chairman of a committee receive an additional $500 per quarter and those who serve on more than one committee also receive an additional $500 per quarter. We reimburse our directors for reasonable out-of-pocket expenses incurred in attending meetings of the board of directors and committees of the board of directors.

We also grant stock options to our non-employee directors. Generally, on the date of their initial election to the board of directors, new non-employee directors receive an initial grant of an option to purchase 30,000 shares of our common stock that vests in installments over three years. Once the initial grant has fully vested, non-employee directors (other than the chairman of the board) receive an annual grant of an option to purchase 15,000 shares of our common stock that generally vests in four equal quarterly installments. The chairman of the board receives an annual grant of an option to purchase 30,000 shares of our common stock that generally vests in four equal quarterly installments. The annual grants are generally made on the date of our annual meeting of shareholders.  All such options have an exercise price equal to the fair market value of our common stock on the date of grant.

Executive Compensation

Summary Compensation Table

The following table sets forth certain information concerning the compensation for each of the last two fiscal years of our chief executive officer and our two most highly compensated executive officers other than our chief executive officer.  We refer to these individuals as the named executive officers.

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($)	Option Awards ($) (1)	Non- Equity Incentive Plan Compensation ($)	Nonquali- fied Deferred Compensation Earnings ($)	All Other Compensation ($) (2)	Total ($)
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)	(j)
Mark R. Tauscher President, Chief Executive Officer and Director	2008 2007	310,247 298,314	— 73,833	— —	22,369 15,739	— —	— —	12,000 12,000	344,616 399,886

James G. Thomasch Senior Vice President of Finance and Administration, Chief Financial Officer and Treasurer	2008 2007	194,776 187,285	— 37,082	— —	22,369 15,739	— —	— —	12,000 12,000	229,145 252,106

Kenneth J. Luppi Vice President of Operations	2008 2007	164,625 153,486	1,462 22,793	— —	17,207 12,107	— —	— —	6,000 6,000	189,294 194,386

(1)          Amounts calculated utilizing the provisions of SFAS No. 123R.  See Note 6 to our consolidated financial statements for the year ended December 31, 2008, which are contained in our Annual Report on Form 10-K for the fiscal year ended December 31, 2008 as filed with the SEC, regarding assumptions underlying the valuation of our equity awards.

(2)          Consists of a cash car allowance.

Outstanding Equity Awards at Fiscal Year-End

The following table sets forth certain information concerning stock options held by each of our named executive officers as of December 31, 2008.  We do not have any restricted stock outstanding.

	Option Awards							Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable		Number of Securities Underlying Unexercised Options (#) Unexercisable		Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock that Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights that Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)
(a)	(b)		(c)		(d)	(e)	(f)	(g)	(h)	(i)	(j)

Mark R. Tauscher	175,000		—		—	0.5625	10/25/10	—	—	—	—
	50,000		—		—	0.8125	1/6/11
	75,000		—		—	0.55	12/17/11
	350,000		—		—	0.45	3/23/13
	50,000		—		—	0.69	8/3/13
	130,000		—		—	0.81	5/17/14
	96,970		—		—	0.55	5/22/15
	43,333	(1)	21,667	(1)	—	0.67	5/14/16
	21,667	(1)	43,333	(1)	—	0.64	6/12/17
	—		65,000	(1)	—	0.37	6/17/18

James G. Thomasch	72,500		—		—	0.5625	10/25/10	—	—	—	—
	35,000		—		—	0.8125	1/6/11
	20,000		—		—	0.62	7/28/11
	75,000		—		—	0.55	12/17/11
	145,000		—		—	0.45	3/23/13
	50,000		—		—	0.69	8/3/13
	125,000		—		—	0.81	5/17/14
	96,970		—		—	0.55	5/22/15
	43,333	(1)	21,667	(1)	—	0.67	5/14/16
	21,667	(1)	43,333	(1)	—	0.64	6/12/17
	—		65,000	(1)	—	0.37	6/17/18

Kenneth J. Luppi	15,500		—		—	0.5625	10/25/10	—	—	—	—
	10,000		—		—	0.65	7/8/11
	50,000		—		—	0.55	12/17/11
	55,333		—		—	0.45	3/23/13
	30,000		—		—	0.69	8/3/13
	80,000		—		—	0.81	5/17/14
	72,727		—		—	0.55	5/22/15
	33,333	(1)	16,667	(1)	—	0.67	5/14/16
	16,667	(1)	33,333	(1)	—	0.64	6/12/17
	—		50,000	(1)	—	0.37	6/17/18

(1)       These stock options vest at a rate of one-third per year over the first three years of the option term.

Employment Contracts, Termination of Employment and Change in Control Arrangements

We have arrangements with our named executive officers to compensate them in the event of termination of employment or change in responsibilities following a change in control of PLC.

Tauscher Employment Agreement

We entered into an employment agreement with Mr. Tauscher in December 1999, which was amended in June 2008, providing for an annual base salary of not less than $250,000 and an annual bonus targeted at 50% of his salary (however, his bonus may exceed this amount in certain circumstances) based upon the achievement of certain performance goals. This agreement also provides for the payment to Mr. Tauscher of 150% of the sum of his highest annualized base salary during the preceding three-year period and his previous calendar year’s bonus if Mr. Tauscher’s employment is terminated by us without cause or, within 12 months after a sale or change in control of PLC, by Mr. Tauscher following a reduction in his position, authority or responsibilities, a material reduction in salary or benefits or his relocation more than 100 miles from Franklin, MA. If such a termination had occurred on December 31, 2008, Mr. Tauscher would have been entitled to receive payments equal to $576,120, a portion of which would have been payable upon termination and the remainder of which would have been payable in monthly installments thereafter through September 30, 2009. If such termination had occurred on April 6, 2009, Mr. Tauscher would have been entitled to receive payments equal to $465,371 since he did not earn a bonus in 2008, but did in 2007.

Thomasch Employment Agreement

We entered into an employment agreement with Mr. Thomasch in November 1999, which was amended in June 2008, providing for an annual base salary of not less than $160,000 and an annual bonus of up to 40% of his salary based upon the achievement of certain performance goals. The agreement also provides for the payment to Mr. Thomasch of 100% of his highest annualized base salary plus bonus during the preceding three-year period plus the continuation of any other benefits available to Mr. Thomasch and his family on his last day of service for a period of 12 months if Mr. Thomasch’s employment is terminated by us without cause or, within 12 months after a sale or change in control of PLC, by Mr. Thomasch following a reduction in his position, authority or responsibilities, a material reduction in salary or benefits or his relocation more than 30 miles from Franklin, MA. If such a termination had occurred on December 31, 2008, Mr. Thomasch would have been entitled to receive payments equal to $224,367, a portion of which would have been payable upon termination and the remainder of which would have been payable in monthly installments thereafter through September 30, 2009, and the continuation of benefits through December 31, 2009, which has an estimated value of $27,855.

Luppi Severance Arrangements

Pursuant to resolutions adopted by our board of directors on December 19, 2001, Mr. Luppi is entitled to receive a payment equal to 26 weeks of his base salary in the event that he is terminated within one year after the date of a change in control of PLC. If such termination had occurred on December 31, 2008, Mr. Luppi would have been entitled to receive a lump sum payment equal to $82,313.

Report of the Audit Committee of the Board of Directors

The audit committee has reviewed our audited financial statements for the fiscal year ended December 31, 2008 and has discussed these financial statements with our management and with Caturano and Company, P.C. (formally known as Vitale, Caturano & Company, P.C.), our registered public accounting firm for such fiscal year.

The audit committee has also discussed with Caturano and Company, P.C. the matters required to be discussed by the Statement on Auditing Standards No. 61, as amended (AICPA, Professional Standards, Vol. 1, AU Section 380), as adopted by the Public Company Accounting Oversight Board, or the PCAOB, in Rule 3200T. Statement on Auditing Standards No. 61 requires our registered public accounting firm to discuss with our audit committee, among other things, the following:

•                  methods to account for significant unusual transactions;

•                  the effect of significant accounting policies in controversial or emerging areas for which there is a lack of authoritative guidance or consensus;

•                  the process used by management in formulating particularly sensitive accounting estimates and the basis for the auditors’ conclusions regarding the reasonableness of those estimates; and

•                  disagreements with management over the application of accounting principles, the basis for management’s accounting estimates and the disclosures in the financial statements.

Caturano and Company, P.C. also provided the audit committee with the written disclosures and the letter required by applicable requirements of the PCAOB regarding its communications with the audit committee concerning independence. The audit committee has discussed with Caturano and Company, P.C. its independence from us.

Based on its discussions with management and Caturano and Company, P.C. and its review of the representations and information provided by management and Caturano and Company, P.C., the audit committee recommended to our board of directors that the audited financial statements be included in our Annual Report on Form 10-K for the year ended December 31, 2008. Subject to approval by shareholders at the meeting, the audit committee has selected Caturano and Company, P.C. as our registered public accounting firm for 2009.

By the audit committee of the board of directors of PLC Systems Inc.

Kevin J. Dunn, Chairman
Brent Norton, M.D.
Edward H. Pendergast

Security Ownership of Certain Beneficial Owners and Management

The following table sets forth as of April 6, 2009 certain information with respect to the beneficial ownership of our common stock by (i) each person known by us to own beneficially more than 5% of our outstanding shares of common stock, (ii) each of our directors, (iii) each of our named executive officers and (iv) all directors and executive officers as a group.

Beneficial ownership is determined in accordance with the rules of the SEC and includes voting and investment power with respect to shares. Unless otherwise indicated below, to our knowledge, all persons named in the table have sole voting and investment power with respect to their shares of common stock, except to the extent authority is shared under applicable law. Unless otherwise indicated, the address of each person named in the table is c/o PLC Systems Inc., 10 Forge Park, Franklin, MA 02038.

Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership	Percent of Class
5% Shareholders:
Edwards Lifesciences Corporation (1) One Edwards Way Irvine, CA 92614	5,333,333	17.6%

Fred Kayne (2) c/o Fortune Financial 1800 Avenue of the Stars, Suite 310 Los Angeles, CA 90067	3,074,800	10.1%

Directors and Named Executive Officers:
Kevin J. Dunn (3)	126,250	*
Benjamin L. Holmes (4)	171,250	*
Kenneth J. Luppi (5)	385,294	1.3%
Alan H. Magazine (6)	123,250	*
Brent Norton, M.D. (7)	121,250	*
Edward H. Pendergast (8)	349,992	1.1%
Robert I. Rudko, Ph.D. (9)	1,408,593	4.6%
Mark R. Tauscher (10)	1,272,705	4.1%
James G. Thomasch (11)	708,137	2.3%
All directors and executive officers as a group (10 persons) (12)	4,888,623	14.5%

* Less than 1%.

(1)          Based solely on a Schedule 13D filed with the SEC on April 5, 2001, for which no amendments have been filed.

(2)          Based solely on a Schedule 13G filed with the SEC on February 11, 2003, for which no amendments have been filed, and includes 576,000 shares of common stock held by FF Industries, Inc., of which Mr. Kayne is the sole shareholder.

(3)          Includes 121,250 shares of common stock issuable upon the exercise of options exercisable within 60 days after April 6, 2009.

(4)          Includes 121,250 shares of common stock issuable upon the exercise of options exercisable within 60 days after April 6, 2009.

(5)          Includes 380,227 shares of common stock issuable upon the exercise of options exercisable within 60 days after April 6, 2009.

(6)          Includes 121,250 shares of common stock issuable upon the exercise of options exercisable within 60 days after April 6, 2009.

(7)          Consists of 121,250 shares of common stock issuable upon the exercise of options exercisable within 60 days after April 6, 2009.

(8)          Includes 287,500 shares of common stock issuable upon the exercise of options exercisable within 60 days after April 6, 2009.

(9)          Includes 316,731 shares of common stock issuable upon the exercise of options exercisable within 60 days after April 6, 2009 and 84,762 shares held of record by Dr. Rudko’s spouse.

(10)    Includes 1,013,637 shares of common stock issuable upon the exercise of options exercisable within 60 days after April 6, 2009.

(11)    Includes 706,137 shares of common stock issuable upon the exercise of options exercisable within 60 days after April 6, 2009.

(12)    Includes 3,411,134 shares of common stock issuable upon the exercise of options exercisable within 60 days after April 6, 2009.

Securities Authorized for Issuance Under Equity Compensation Plans

The following table provides information about the securities authorized for issuance under our equity compensation plans as of December 31, 2008:

	(a)	(b)	(c)
Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights	Weighted-average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))

Equity compensation plans approved by security holders(1)	4,377,851	$0.70	2,275,795	(2)
Equity compensation plans not approved by security holders(3)	1,120,734	$0.65	—

Total	5,498,585	$0.69	2,275,795

(1)               Consists of the following equity compensation plans: (i) 1993 Formula Stock Option Plan; (ii) 1993 Stock Option Plan; (iii) 1995 Stock Option Plan; (iv) 2000 Employee Stock Purchase Plan, as amended (the “2000 ESPP”); (v) 2000 Equity Incentive Plan; and (vi) 2005 Plan.

(2)               Includes 294,461 shares issuable under the 2000 ESPP, including shares issuable in connection with the current offering period, which ends on May 31, 2009.

(3)               Consists of the following equity compensation plans and arrangements: (i) 1997 Executive Stock Option Plan; (ii) 2000 Non-Statutory Stock Option Plan; and (iii) 2000 Non-Qualified Performance and Retention Equity Plan.

Principal Accountant Fees and Services

The following table summarizes the fees that Caturano and Company, P.C. (formerly known as Vitale, Caturano & Company, P.C.), our registered public accounting firm for 2008 and 2007, billed to us for each of the last two fiscal years:

Fee Category	2008	2007
Audit Fees(1)	$100,920	$96,389
Tax Fees(2)	$18,000	$33,000

Total Fees	$118,920	$129,389

(1)          Audit fees consist of fees for the audit of our financial statements, the review of the interim financial statements included in our quarterly reports on Form 10-Q, and other professional services provided in connection with statutory and regulatory filings or engagements. Audit fees for 2008 include an estimate of amounts agreed to with, but not yet billed by, Caturano and Company, P.C. in connection with their audit of our 2008 financial statements

(2)          Tax fees consist of fees for tax compliance and tax planning services. Tax compliance services, which relate to the preparation of corporate tax returns, accounted for $18,000 and $28,000 of the fees paid in 2008 and 2007, respectively. Tax planning services accounted for the remaining $5,000 in 2007. Tax planning services relate to assistance with general tax matters, tax audits and employee benefits.

Pre-Approval Policy and Procedures

Our audit committee has adopted policies and procedures relating to the approval of all audit and non-audit services that are to be performed by our registered public accounting firm. This policy generally provides that we will not engage our registered public accounting firm to render audit or non-audit services unless the service is specifically approved in advance by the audit committee or the engagement is entered into pursuant to one of the pre-approval procedures described below.

From time to time, our audit committee may pre-approve specified types of services that are expected to be provided to us by our registered public accounting firm during the next 12 months. Any such pre-approval must be detailed as to the particular service or type of services to be provided and must also be generally subject to a maximum dollar amount.

Our audit committee has also delegated to the chairman of the audit committee the authority to approve any audit or non-audit services to be provided to us by our registered public accounting firm. Any approval of services by the chairman of the audit committee pursuant to this delegated authority must be reported on at the next meeting of the audit committee.

Certain Relationships and Related Transactions

No executive officer, director, nominee for election as a director or 5% shareholder of ours, and no associate or affiliate of the foregoing persons, has or has had any material interest, direct or indirect, in any transaction since January 1, 2007 or in any proposed transaction which in either such case has materially affected or will materially affect us, except as described below.

Edwards and Novadaq Agreements

TMR Distribution Agreement. On January 9, 2001, we entered into an exclusive distribution agreement with a subsidiary of Edwards Lifesciences Corporation, or Edwards, which currently owns in excess of 5% of our outstanding common stock. Under this agreement, Edwards was appointed our exclusive distributor for our TMR products in the U.S.

On March 20, 2007, we entered into a distribution agreement with Novadaq Corp., or Novadaq, a subsidiary of Novadaq Technologies Inc., pursuant to which we appointed Novadaq as our exclusive distributor in the U.S. for our TMR business. The agreement amended and restated the exclusive distribution agreement between us and Edwards, which had been assigned by Edwards to Novadaq on the same date. The agreement with Novadaq reflects substantially the same roles, responsibilities and financial terms as the previous agreement with Edwards.

Dr. Norton, one of our directors, is also a director of Novadaq Technologies Inc. Dr. Norton did not participate in any voting of our board of directors with respect to our entering into the distribution agreement with Novadaq.

Shareholders Agreement. We entered into a shareholders agreement with Edwards on January 9, 2001, which was amended on February 24, 2004 and April 6, 2006. This shareholders agreement, with the exception of Articles VI and VII which provide for certain tax indemnifications to Edwards, was terminated on March 20, 2007 in connection with Edwards’ assignment of our exclusive distribution agreement to Novadaq.

Securities Purchase Agreement and Manufacturing License Agreement. We entered into a securities purchase agreement, dated January 7, 2001, and a manufacturing license agreement, dated January 9, 2001, with Edwards. Both of these agreements were terminated on March 20, 2007 in connection with Edwards’ assignment of our exclusive distribution agreement to Novadaq.

BOARD RECOMMENDATION

Our board of directors believes that the election of the nominees for Class II directors is in our and our shareholders’ best interests and recommends that the shareholders vote FOR the two nominees.

PROPOSAL 2

APPROVAL OF SELECTION OF REGISTERED PUBLIC ACCOUNTING FIRM

The audit committee of our board of directors has selected Caturano and Company, P.C. (formerly known as Vitale, Caturano & Company, P.C.) as our registered public accounting firm to audit our financial statements for the fiscal year ending December 31, 2009. Caturano and Company, P.C. has audited our financial statements since 2005. The affirmative vote of the holders of a majority of the shares of common stock voting on the matter at the meeting is necessary to approve the selection of Caturano and Company, P.C. as our registered public accounting firm and to authorize the audit committee to fix the remuneration to be paid to Caturano and Company, P.C. In the event of a negative vote, the audit committee will reconsider its selection. A representative of Caturano and Company, P.C. is expected to be present at the meeting with the opportunity to make a statement if he or she desires to do so, and is expected to be available to respond to appropriate questions.

BOARD RECOMMENDATION

Our board of directors believes that the appointment of Caturano and Company, P.C. as our registered public accounting firm for the fiscal year ending December 31, 2009 is in our and our shareholders’ best interests and recommends that the shareholders vote FOR this proposal.

OTHER MATTERS

Our board of directors does not know of any other matters that may come before the meeting. However, if any other matters are properly presented at the meeting, it is the intention of the persons named in the accompanying proxy to vote, or otherwise act, in accordance with their judgment on such matters.

All costs of solicitation of proxies will be borne by us. In addition to solicitations by mail, our directors, officers and regular employees, without additional remuneration, may solicit proxies by telephone and personal interviews. Brokers, custodians and fiduciaries will be requested to forward proxy soliciting material to the owners of shares held in their names, and we will reimburse them for their reasonable out-of-pocket expenses incurred in connection with the distribution of proxy materials.

Section 16(a) Beneficial Ownership Reporting Compliance

Based solely on our review of copies of reports filed by all of our officers, directors and 10% shareholders who are persons required to file reports pursuant to Section 16(a) of the Exchange Act, or written representations from those reporting persons, we believe that during the fiscal year ended December 31, 2008, all filings required to be made by the reporting persons were timely made in accordance with the requirements of the Exchange Act.

Householding of Annual Meeting Materials

Some banks, brokers and other nominee record holders may be participating in the practice of “householding” proxy statements, annual reports and notices of Internet availability of proxy materials. This means that only one copy of this proxy statement or our annual report or notice of Internet availability of proxy materials may have been sent to multiple shareholders in your household. We will promptly deliver a separate copy of these documents to you if you write or call us at the following address or phone number: PLC Systems Inc., Attention: Kendra R. Wisell-Ford, 10 Forge Park, Franklin, MA 02038, (508) 520-2559. If you wish to receive separate copies of our proxy statement, annual report or notice of Internet availability of proxy materials in the future, or if you are receiving multiple copies and would like to receive only one copy for your household, you should contact your bank, broker or other nominee record holder, or you may contact us at the above address and phone number.

Deadline for Submission of Shareholder Proposals for the 2010 Annual Meeting of Shareholders

Proposals of shareholders intended to be presented at the 2010 Annual Meeting of Shareholders pursuant to Rule 14a-8 promulgated under the Exchange Act must be received by us no later than December 17, 2009 in order to be included in the proxy statement and form of proxy relating to that meeting.

In addition, if we do not receive notice of a matter or proposal to be considered at the 2010 Annual Meeting of Shareholders by March 8, 2010, persons appointed by the board of directors will be allowed to use their discretionary voting authority with respect to such action or proposal that is raised at the 2010 Annual Meeting of Shareholders.

THE BOARD OF DIRECTORS ENCOURAGES SHAREHOLDERS TO ATTEND THE MEETING. WHETHER OR NOT YOU PLAN TO ATTEND, YOU ARE URGED TO COMPLETE, DATE, SIGN AND RETURN THE ENCLOSED PROXY IN THE ACCOMPANYING ENVELOPE. A PROMPT RESPONSE WILL GREATLY FACILITATE ARRANGEMENTS FOR THE MEETING AND YOUR COOPERATION WILL BE APPRECIATED. SHAREHOLDERS OF RECORD WHO ATTEND THIS MEETING MAY VOTE THEIR STOCK PERSONALLY EVEN THOUGH THEY HAVE SENT IN THEIR PROXIES.

By Order of the Board of Directors,

Edward H. Pendergast
Chairman of the Board

Franklin, MA
April 16, 2009

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. KEEP THIS PORTION FOR YOUR RECORDS DETACH AND RETURN THIS PORTION ONLY TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: Signature (Joint Owners) Signature [PLEASE SIGN WITHIN BOX] Date Date PLC SYSTEMS INC. M11344 PLC SYSTEMS INC. 10 FORGE PARK FRANKLIN, MA 02038 To withhold authority to vote for any individual nominee, mark “For All Except” and write the number of the nominee on the line below. For Against Abstain 2. Approval of the selection by the Audit Committee of the Board of Directors of Caturano and Company, P.C. (formerly known as Vitale, Caturano & Company, P.C.) as the Company’s registered public accounting firm for the fiscal year ending December 31, 2009 and to authorize the Audit Committee to fix the remuneration to be paid to Caturano and Company, P.C. For All Withhold All For All Except 01) Edward H. Pendergast 02) Benjamin L. Holmes The Board of Directors recommends a vote “FOR” each of the director nominees and “FOR” Proposal 2. 1. Election of Class II Directors (or if a nominee is not available for election, such substitute as the Board of Directors may designate). Nominees: VOTE BY INTERNET - www.proxyvote.com Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m., Eastern time, the day before the meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form. ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years. VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

PLC SYSTEMS INC. PROXY SOLICITED BY THE BOARD OF DIRECTORS 2009 Annual Meeting of Shareholders - June 4, 2009 THE UNDERSIGNED, revoking any previous proxies relating to these shares, hereby acknowledges receipt of the Notice of 2009 Annual Meeting of Shareholders and Proxy Statement dated April 16, 2009 in connection with the 2009 Annual Meeting of Shareholders (the “Meeting”) of PLC Systems Inc. (the “Company”) to be held at 10:00 a.m., Eastern time, on Thursday, June 4, 2009 at the Company’s offices located at 10 Forge Park, Franklin, MA 02038, and hereby appoints Mark R. Tauscher and James G. Thomasch, or each of them singly with full power of substitution, as proxies of the undersigned to act and vote on behalf of the undersigned at the Meeting and at any adjournment thereof as indicated upon all matters referred to on the reverse side and described in the Proxy Statement for the Meeting, and, in their discretion, upon any other matters which may properly come before the Meeting or any adjournment thereof. This proxy, when properly executed, will be voted in the manner directed by the undersigned. If no direction is made, the proxies will vote FOR the election of each of the director nominees and FOR proposal 2. The undersigned may appoint an individual other than the individuals named above as the proxy of the undersigned to vote the shares of the undersigned at the Meeting in accordance with this proxy by crossing out the names of the individuals listed above and identifying the replacement individual in the following space. M11345 Please vote, date and sign on other side and return promptly in the enclosed envelope. (See reverse side)